Cathay General Bancorp Announces Net Income of $32.5 Million, or $0.38 Per Share, For the Third Quarter 2013

LOS ANGELES, Oct. 21, 2013 /PRNewswire/ -- Cathay General Bancorp (the "Company", NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the third quarter of 2013.

FINANCIAL PERFORMANCE

	Third Quarter
	2013	2012
Net income	$32.5 million	$30.4 million
Net income available to common stockholders	$30.0 million	$26.2 million
Basic earnings per common share	$0.38	$0.33
Diluted earnings per common share	$0.38	$0.33
Return on average assets	1.22%	1.14%
Return on average total stockholders' equity	8.37%	7.62%
Efficiency ratio	51.01%	49.82%

THIRD QUARTER HIGHLIGHTS

  Redemption on September 30, 2013, of the remaining $129 million of the Company's preferred stock issued under the U.S. Treasury's TARP Capital Purchase Program.
  Net recoveries of loans were $3.6 million in the third quarter of 2013, compared to net charge-offs of $7.7 million the same quarter a year ago and net recoveries of $939,000 in the second quarter of 2013.

"We are very pleased that our retained earnings and liquidity have enabled us to complete the repayment of the Company's remaining TARP preferred stock. We continued to generate solid loan growth of $137.6 million, or 7.2% on an annualized basis, during the third quarter, which came from increases in commercial mortgage loans, residential mortgage loans and commercial loans," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"We expect to open our new West Covina, California branch before the end of the year and our new Bensonhurst, New York branch in the first quarter of 2014. Our focus on core deposit generation resulted in core deposits increasing at an annualized rate of 18.8% in the third quarter of 2013," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

"With the core conversion completed on July 15, 2013, we are now implementing other enhancements in our data processing capabilities over the next several quarters to achieve improved customer service and increased product functionality, as well as operational streamlining," concluded Dunson Cheng.

INCOME STATEMENT REVIEW

Net income available to common stockholders for the quarter ended September 30, 2013, was $30.0 million, an increase of $3.8 million, or 14.5%, compared to a net income available to common stockholders of $26.2 million for the same quarter a year ago. Diluted earnings per share available to common stockholders for the quarter ended September 30, 2013, was $0.38 compared to $0.33 for the same quarter a year ago due primarily to decreases in litigation settlement, the reversal for credit losses, increases in net interest income, increases in wealth management commissions and decreases in other real estate owned ("OREO") expenses offset by increases in salaries and employees benefits and costs associated with debt redemption.

Return on average stockholders' equity was 8.37% and return on average assets was 1.22% for the quarter ended September 30, 2013, compared to a return on average stockholders' equity of 7.62% and a return on average assets of 1.14% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $2.2 million, or 2.7%, to $82.6 million during the third quarter of 2013 compared to $80.4 million during the same quarter a year ago. The increase was due primarily to the decrease in interest expense from time deposits and securities sold under agreements to repurchase offset by the decrease in interest income from investment securities.

The net interest margin, on a fully taxable-equivalent basis, was 3.35% for the third quarter of 2013, compared to 3.30% for the second quarter of 2013, and 3.26% for the third quarter of 2012. The decrease in the interest expense on time deposits and securities sold under agreements to repurchase offset by decreases in earnings on investment securities and loans contributed to the increase in the net interest margin compared to the third quarter of 2012.

For the third quarter of 2013, the yield on average interest-earning assets was 4.15%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities was 1.05%, and the cost of interest bearing deposits was 0.64%. In comparison, for the third quarter of 2012, the yield on average interest-earning assets was 4.32%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities was 1.35%, and the cost of interest bearing deposits was 0.72%. The interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, increased 13 basis points to 3.10% for the quarter ended September 30, 2013, from 2.97% for the same quarter a year ago, primarily for the reasons discussed above.

Provision for credit losses

Provision for credit losses was a credit of $3.0 million for the third quarter of 2013 compared to no provision for credit losses in the third quarter of 2012. The provision for credit losses was based on the review of the adequacy of the allowance for loan losses at September 30, 2013. The provision or reversal for credit losses represents the charge against or benefit toward current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(In thousands)
Charge-offs:
Commercial loans	$ 200	$ 7,387	$ 4,580	$ 14,479
Construction loans- residential	-	-	-	391
Construction loans- other	-	39	-	774
Real estate loans (1)	554	1,441	2,873	12,351
Real estate- land loans	-	2	1,318	101
Installment and other loans	-	-	-	25
Total charge-offs	754	8,869	8,771	28,121
Recoveries:
Commercial loans	436	331	2,015	1,230
Construction loans- residential	1,046	449	1,200	3,712
Construction loans- other	190	28	1,056	1,913
Real estate loans (1)	1,225	317	4,229	6,784
Real estate- land loans	1,447	12	2,101	1,178
Installment and other loans	-	-	11	3
Total recoveries	4,344	1,137	10,612	14,820
Net (recoveries)/charge-offs	$ (3,590)	$ 7,732	$ (1,841)	$ 13,301

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $16.7 million for the third quarter of 2013, an increase of $1.1 million, or 7.0%, compared to $15.6 million for the third quarter of 2012. The increase in non-interest income in the third quarter of 2013 was primarily due to an increase of $630,000 in commissions from wealth management and an increase of $267,000 in other loan fees.

Non-interest expense

Non-interest expense increased $2.9 million, or 5.9%, to $50.7 million in the third quarter of 2013 compared to $47.8 million in the same quarter a year ago. The efficiency ratio was 51.01% in the third quarter of 2013 compared to 49.82% for the same quarter a year ago.

Prepayment penalties increased to $6.9 million in the third quarter of 2013 compared to $3.5 million in the same quarter a year ago. The Company prepaid securities sold under agreements to repurchase of $150.0 million in the third quarter of 2013 compared to $50.0 million in the same period a year ago. Salaries and employee benefits increased $4.3 million, or 23.3%, in the third quarter of 2013 compared to the same quarter a year ago primarily due to increases in bonus expenses, the hiring of new employees as well as an increase in the number of temporary employees assisting in the core system conversion. Offsetting the above increases were a $5.6 million decrease in litigation accrual expenses and a $1.3 million decrease in OREO expenses.

Income taxes

The effective tax rate for the third quarter of 2013 was 36.9% compared to 36.8% in the third quarter of 2012. The effective tax rate includes the impact of the utilization of low income housing tax credits and the recognition of other tax credits.

BALANCE SHEET REVIEW

Gross loans were $7.83 billion at September 30, 2013, an increase of $402.9 million, or 5.4%, from $7.43 billion at December 31, 2012, primarily due to an increase of $152.9 million, or 4.1%, in commercial mortgage loans, an increase of $147.6 million, or 12.9%, in residential mortgage loans, and an increase of $110.8 million, or 5.2%, in commercial loans. The changes in loan balances and composition from December 31, 2012, are presented below:

Type of Loans	September 30, 2013	December 31, 2012	% Change
	(Dollars in thousands)
Commercial loans	$ 2,237,902	$ 2,127,107	5
Residential mortgage loans	1,293,849	1,146,230	13
Commercial mortgage loans	3,921,348	3,768,452	4
Equity lines	173,798	193,852	(10)
Real estate construction loans	189,867	180,950	5
Installment & other loans	15,249	12,556	21

Gross loans	$ 7,832,013	$ 7,429,147	5

Allowance for loan losses	(181,452)	(183,322)	(1)
Unamortized deferred loan fees	(12,933)	(10,238)	26

Total loans, net	$ 7,637,628	$ 7,235,587	6

Total deposits were $7.92 billion at September 30, 2013, an increase of $535.3 million, or 7.3%, from $7.38 billion at December 31, 2012, primarily due to a $245.6 million, or 38.1%, increase in time deposits under $100,000, a $116.4 million, or 9.8%, increase in money market deposits, a $116.0 million, or 9.1%, increase in non-interest bearing demand deposits, and a $60.8 million, or 10.2%, increase in NOW deposits, offset by a $27.9 million, or 0.9%, decrease in time deposits of $100,000 or more. Increases in time deposits under $100,000 were primarily due to increases in brokered time deposits. The changes in deposit balances and composition from December 31, 2012, are presented below:

Deposits	September 30, 2013	December 31, 2012	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$ 1,385,430	$ 1,269,455	9
NOW deposits	653,903	593,133	10
Money market deposits	1,303,121	1,186,771	10
Savings deposits	498,246	473,805	5
Time deposits under $100,000	889,828	644,191	38
Time deposits of $100,000 or more	3,188,015	3,215,870	(1)
Total deposits	$ 7,918,543	$ 7,383,225	7

ASSET QUALITY REVIEW

At September 30, 2013, total non-accrual loans were $99.9 million, an increase of $5.0 million, or 5.2%, from $94.9 million at September 30, 2012, and a decrease of $4.0 million, or 3.9%, from $103.9 million at December 31, 2012.

The allowance for loan losses was $181.4 million and the allowance for off-balance sheet unfunded credit commitments was $2.1 million at September 30, 2013, which represented the amount believed by management to be sufficient to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The allowance for credit losses, which is the sum of the allowances for loan losses and for off-balance sheet unfunded credit commitments, was $183.5 million at September 30, 2013, compared to $184.7 million at December 31, 2012, a decrease of $1.2 million, or 0.6%. The allowance for credit losses represented 2.34% of period-end gross loans and 182.9% of non-performing loans at September 30, 2013. The comparable ratios were 2.49% of period-end gross loans and 176.7% of non-performing loans at December 31, 2012. The changes in the Company's non-performing assets and troubled debt restructurings at September 30, 2013, compared to December 31, 2012, and to September 30, 2012, are highlighted below:

(Dollars in thousands)	September 30, 2013	December 31, 2012	% Change	September 30, 2012	% Change
Non-performing assets
Accruing loans past due 90 days or more	$ 499	$ 630	(21)	$ -	100
Non-accrual loans:
Construction- residential loans	3,495	2,984	17	2,342	49
Construction- non-residential loans	25,500	33,315	(23)	7,080	260
Land loans	8,334	6,053	38	7,204	16
Commercial real estate loans, excluding land loans	27,662	29,651	(7)	41,550	(33)
Commercial loans	24,506	19,958	23	23,035	6
Residential mortgage loans	10,364	11,941	(13)	13,733	(25)
Total non-accrual loans:	$ 99,861	$ 103,902	(4)	$ 94,944	5
Total non-performing loans	100,360	104,532	(4)	94,944	6
Other real estate owned	49,777	46,384	7	60,642	(18)
Total non-performing assets	$ 150,137	$ 150,916	(1)	$ 155,586	(4)
Accruing troubled debt restructurings (TDRs)	$ 115,940	$ 144,695	(20)	$ 170,151	(32)

Allowance for loan losses	$ 181,452	$ 183,322	(1)	$ 184,438	(2)
Allowance for off-balance sheet credit commitments	2,074	1,362	52	1,610	29
Allowance for credit losses	$ 183,526	$ 184,684	(1)	$ 186,048	(1)

Total gross loans outstanding, at period-end	$ 7,832,013	$ 7,429,147	5	$ 7,259,930	8

Allowance for loan losses to non-performing loans, at period-end	180.80%	175.37%		194.26%
Allowance for loan losses to gross loans, at period-end	2.32%	2.47%		2.54%
Allowance for credit losses to gross loans, at period-end	2.34%	2.49%		2.56%

Troubled debt restructurings on accrual status totaled $115.9 million at September 30, 2013, compared to $144.7 million at December 31, 2012. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have been performing under the restructured terms and have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets to total assets was 1.4% at September 30, 2013, compared to 1.4% at December 31, 2012. Total non-performing assets decreased $779,000 , or 0.5%, to $150.1 million at September 30, 2013, compared to $150.9 million at December 31, 2012, primarily due to a $4.0 million, or 3.9%, decrease in non-accrual loans offset by a $3.4 million, or 7.3%, increase in OREO.

CAPITAL ADEQUACY REVIEW

At September 30, 2013, the Company's Tier 1 risk-based capital ratio of 14.88%, total risk-based capital ratio of 16.65%, and Tier 1 leverage capital ratio of 12.36%, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 6%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2012, the Company's Tier 1 risk-based capital ratio was 17.36%, total risk-based capital ratio was 19.12%, and Tier 1 leverage capital ratio was 13.82%.

YEAR-TO-DATE REVIEW

Net income attributable to common stockholders was $81.6 million, an increase of $4.8 million, or 6.2%, compared to net income attributable to common stockholders of $76.8 million for the same period a year ago due primarily to increases in gains on sale of securities, decreases in OREO expenses, and increases in commissions from wealth management, offset by decreases in the reversal for credit losses, increases in prepayment penalties on the prepayment of securities sold under an agreement to repurchase, increases in salaries and incentive compensation expense, increases in consulting expense, and increases in legal and collection expense. Diluted earnings per share was $1.03 compared to $0.98 per share for the same period a year ago. The net interest margin for the nine months ended September 30, 2013, increased 5 basis points to 3.33% compared to 3.28% for the same period a year ago.

Return on average stockholders' equity was 7.78% and return on average assets was 1.16% for the nine months ended September 30, 2013, compared to a return on average stockholders' equity of 7.65% and a return on average assets of 1.12% for the same period of 2012. The efficiency ratio for the nine months ended September 30, 2013, was 52.09% compared to 52.12% for the same period a year ago.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its third quarter 2013 financial results. The call will begin at 3:00 p.m. Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-866-271-6130 and enter Participant Passcode 36963779. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Nevada, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "predicts," "potential," "possible," "optimistic," "seeks," "shall," "should," "will," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from U.S. and international business and economic conditions; credit risks of lending activities and deterioration in asset or credit quality; potential supervisory action by federal supervisory authorities; increased costs of compliance and other risks associated with changes in regulation and the current regulatory environment, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and the potential for substantial changes in the legal, regulatory, and enforcement framework and oversight applicable to financial institutions in reaction to recent adverse financial market events, including changes pursuant to the Dodd-Frank Act; potential goodwill impairment; liquidity risk; fluctuations in interest rates; inflation and deflation; risks associated with acquisitions and the expansion of our business into new markets; real estate market conditions and the value of real estate collateral; environmental liabilities; our ability to compete with larger competitors; the possibility of higher capital requirements, including implementation of the Basel III capital standards of the Basel Committee; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in California, Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes, including successfully implementing our core system conversion; adverse results in legal proceedings; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and the soundness of other financial institutions.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2012 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations, (626) 279-3286.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended September 30,			Nine months ended September 30,
(Dollars in thousands, except per share data)	2013	2012	% Change	2013	2012	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$ 82,608	$ 80,417	3	$ 242,734	$ 240,188	1
Provision/(reversal) for credit losses	(3,000)	-	100	(3,000)	(9,000)	(67)
Net interest income after provision for credit losses	85,608	80,417	6	245,734	249,188	(1)
Non-interest income	16,720	15,622	7	51,962	34,305	51
Non-interest expense	50,670	47,844	6	153,514	143,057	7
Income before income tax expense	51,658	48,195	7	144,182	140,436	3
Income tax expense	19,029	17,686	8	52,489	50,852	3
Net income	32,629	30,509	7	91,693	89,584	2
Net income attributable to noncontrolling interest	151	151	-	452	452	-
Net income attributable to Cathay General Bancorp	$ 32,478	$ 30,358	7	$ 91,241	$ 89,132	2
Dividends on preferred stock and noncash charge from repayment	(2,434)	(4,123)	(41)	(9,685)	(12,361)	(22)
Net income attributable to common stockholders	$ 30,044	$ 26,235	15	$ 81,556	$ 76,771	6

Net income attributable to common stockholders per common share:
Basic	$ 0.38	$ 0.33	15	$ 1.03	$ 0.98	5
Diluted	$ 0.38	$ 0.33	15	$ 1.03	$ 0.98	5

Cash dividends paid per common share	$ 0.01	$ 0.01	-	$ 0.03	$ 0.03	-

SELECTED RATIOS
Return on average assets	1.22%	1.14%	7	1.16%	1.12%	4
Return on average total stockholders' equity	8.37%	7.62%	10	7.78%	7.65%	2
Efficiency ratio	51.01%	49.82%	2	52.09%	52.12%	(0)
Dividend payout ratio	2.43%	2.59%	(6)	2.59%	2.65%	(2)

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.15%	4.32%	(4)	4.19%	4.42%	(5)
Total interest-bearing liabilities	1.05%	1.35%	(22)	1.11%	1.44%	(23)
Net interest spread	3.10%	2.97%	4	3.08%	2.98%	3
Net interest margin	3.35%	3.26%	3	3.33%	3.28%	2

CAPITAL RATIOS	September 30, 2013	September 30, 2012	December 31, 2012	Well Capitalized Requirements	Minimum Regulatory Requirements
Tier 1 risk-based capital ratio	14.88%	17.08%	17.36%	6.0%	4.0%
Total risk-based capital ratio	16.65%	18.96%	19.12%	10.0%	8.0%
Tier 1 leverage capital ratio	12.36%	13.57%	13.82%	5.0%	4.0%

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)	September 30, 2013	December 31, 2012	% change

Assets
Cash and due from banks	$ 201,815	$ 144,909	39
Short-term investments and interest bearing deposits	389,024	411,983	(6)
Securities held-to-maturity (market value of $823,906 in 2012)	-	773,768	(100)
Securities available-for-sale (amortized cost of $1,779,859 in 2013 and
$1,290,676 in 2012)	1,743,309	1,291,480	36
Trading securities	4,855	4,703	3
Loans	7,832,013	7,429,147	5
Less: Allowance for loan losses	(181,452)	(183,322)	(1)
Unamortized deferred loan fees, net	(12,933)	(10,238)	26
Loans, net	7,637,628	7,235,587	6
Federal Home Loan Bank stock	28,683	41,272	(31)
Other real estate owned, net	49,777	46,384	7
Affordable housing investments, net	86,381	85,037	2
Premises and equipment, net	102,379	102,613	(0)
Customers' liability on acceptances	42,533	41,271	3
Accrued interest receivable	23,367	26,015	(10)
Goodwill	316,340	316,340	-
Other intangible assets, net	2,765	6,132	(55)
Other assets	192,590	166,595	8

Total assets	$ 10,821,446	$ 10,694,089	1

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 1,385,430	$ 1,269,455	9
Interest-bearing deposits:
NOW deposits	653,903	593,133	10
Money market deposits	1,303,121	1,186,771	10
Savings deposits	498,246	473,805	5
Time deposits under $100,000	889,828	644,191	38
Time deposits of $100,000 or more	3,188,015	3,215,870	(1)
Total deposits	7,918,543	7,383,225	7

Securities sold under agreements to repurchase	800,000	1,250,000	(36)
Advances from the Federal Home Loan Bank	376,200	146,200	157
Other borrowings for affordable housing investments	19,108	18,713	2
Long-term debt	171,136	171,136	-
Acceptances outstanding	42,533	41,271	3
Other liabilities	58,624	54,040	8
Total liabilities	9,386,144	9,064,585	4
Commitments and contingencies	-	-	-
Stockholders' Equity
Preferred stock, 10,000,000 shares authorized, none issued
and outstanding at September 30, 2013, and 258,000 issued
and outstanding at December 31, 2012	-	254,580	(100)
Common stock, $0.01 par value, 100,000,000 shares authorized,
83,113,308 issued and 78,905,743 outstanding at September 30, 2013, and
82,985,853 issued and 78,778,288 outstanding at December 31, 2012	831	830	0
Additional paid-in-capital	771,759	768,925	0
Accumulated other comprehensive (loss)/income, net	(21,182)	465	(4,655)
Retained earnings	801,183	721,993	11
Treasury stock, at cost (4,207,565 shares at September 30, 2013,
and at December 31, 2012)	(125,736)	(125,736)	-

Total Cathay General Bancorp stockholders' equity	1,426,855	1,621,057	(12)
Noncontrolling interest	8,447	8,447	-
Total equity	1,435,302	1,629,504	(12)
Total liabilities and equity	$ 10,821,446	$ 10,694,089	1

Book value per common share	$18.04	$17.12	5
Number of common shares outstanding	78,905,743	78,778,288	0

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 90,838	$ 90,024	$ 267,557	$ 269,486
Investment securities- taxable	10,868	15,157	34,986	50,046
Investment securities- nontaxable	-	1,036	995	3,127
Federal Home Loan Bank stock	449	57	1,041	190
Federal funds sold and securities
purchased under agreements to resell	-	2	-	18
Deposits with banks	307	471	796	1,596

Total interest and dividend income	102,462	106,747	305,375	324,463

INTEREST EXPENSE
Time deposits of $100,000 or more	6,887	7,970	20,466	26,152
Other deposits	3,485	3,261	9,244	11,045
Securities sold under agreements to repurchase	8,402	13,734	29,778	42,987
Advances from Federal Home Loan Bank	150	74	375	196
Long-term debt	930	1,291	2,778	3,895

Total interest expense	19,854	26,330	62,641	84,275

Net interest income before provision for credit losses	82,608	80,417	242,734	240,188
Provision/(reversal) for credit losses	(3,000)	-	(3,000)	(9,000)

Net interest income after provision for credit losses	85,608	80,417	245,734	249,188

NON-INTEREST INCOME
Securities gains, net	8,688	8,652	27,157	13,241
Letters of credit commissions	1,698	1,728	4,608	4,873
Depository service fees	1,371	1,342	4,330	4,114
Other operating income	4,963	3,900	15,867	12,077

Total non-interest income	16,720	15,622	51,962	34,305

NON-INTEREST EXPENSE
Salaries and employee benefits	22,751	18,451	67,192	58,426
Occupancy expense	3,812	3,853	10,966	10,926
Computer and equipment expense	2,446	2,340	7,488	7,194
Professional services expense	5,813	5,273	18,484	15,224
FDIC and State assessments	1,712	2,094	5,431	6,554
Marketing expense	1,097	519	2,703	3,408
Other real estate owned expense	527	1,794	886	13,548
Operations of affordable housing investments	1,234	476	4,952	4,387
Amortization of core deposit intangibles	1,363	1,404	4,097	4,265
Cost associated with debt redemption	6,861	3,450	22,557	6,200
Other operating expense	3,054	8,190	8,758	12,925

Total non-interest expense	50,670	47,844	153,514	143,057

Income before income tax expense	51,658	48,195	144,182	140,436
Income tax expense	19,029	17,686	52,489	50,852
Net income	32,629	30,509	91,693	89,584
Less: net income attributable to noncontrolling interest	151	151	452	452
Net income attributable to Cathay General Bancorp	32,478	30,358	91,241	89,132

Dividends on preferred stock and noncash charge from repayment	(2,434)	(4,123)	(9,685)	(12,361)
Net income attributable to common stockholders	$ 30,044	$ 26,235	$ 81,556	$ 76,771

Net income attributable to common stockholders per common share:
Basic	$ 0.38	$ 0.33	$ 1.03	$ 0.98
Diluted	$ 0.38	$ 0.33	$ 1.03	$ 0.98

Cash dividends paid per common share	$ 0.01	$ 0.01	$ 0.03	$ 0.03
Basic average common shares outstanding	78,894,262	78,729,272	78,853,333	78,706,150
Diluted average common shares outstanding	79,114,122	78,731,180	78,944,152	78,711,235

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)

	Three months ended,
(In thousands)	September 30, 2013		September 30, 2012		June 30, 2013

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$ 7,732,167	4.66%	$ 7,122,569	5.03%	$ 7,441,872	4.74%
Taxable investment securities	1,869,101	2.31%	2,188,205	2.76%	2,050,533	2.41%
Tax-exempt investment securities (2)	-	-	131,024	4.84%	11,051	1.56%
FHLB stock	30,938	5.76%	46,702	0.49%	35,186	3.90%
Federal funds sold and securities purchased
under agreements to resell	-	-	6,413	0.12%	-	-
Deposits with banks	160,985	0.76%	394,830	0.47%	191,255	0.59%

Total interest-earning assets	$ 9,793,191	4.15%	$ 9,889,743	4.32%	$ 9,729,897	4.16%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 647,037	0.16%	$ 535,708	0.15%	$ 622,998	0.16%
Money market deposits	1,234,091	0.58%	1,041,986	0.55%	1,137,452	0.56%
Savings deposits	471,849	0.07%	464,091	0.08%	513,781	0.08%
Time deposits	4,069,612	0.80%	4,129,075	0.91%	3,974,923	0.80%
Total interest-bearing deposits	$ 6,422,589	0.64%	$ 6,170,860	0.72%	$ 6,249,154	0.63%
Securities sold under agreements to repurchase	855,435	3.90%	1,358,152	4.02%	1,042,308	3.84%
Other borrowed funds	82,822	0.72%	40,030	0.74%	70,836	0.82%
Long-term debt	171,136	2.16%	171,136	3.00%	171,136	2.17%
Total interest-bearing liabilities	7,531,982	1.05%	7,740,178	1.35%	7,533,434	1.11%

Non-interest-bearing demand deposits	1,353,451		1,209,253		1,278,311

Total deposits and other borrowed funds	$ 8,885,433		$ 8,949,431		$ 8,811,745

Total average assets	$ 10,519,491		$ 10,637,868		$ 10,442,747
Total average equity	$ 1,547,606		$ 1,592,696		$ 1,559,276

	Nine months ended,
(In thousands)	September 30, 2013		September 30, 2012

Interest-earning assets	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$ 7,524,439	4.75%	$ 7,019,974	5.13%
Taxable investment securities	1,977,788	2.37%	2,287,967	2.92%
Tax-exempt investment securities (2)	38,874	5.27%	131,732	4.88%
FHLB stock	35,685	3.90%	49,499	0.51%
Federal funds sold and securities purchased
under agreements to resell	-	-	20,018	0.12%
Deposits with banks	182,820	0.58%	354,268	0.60%

Total interest-earning assets	$ 9,759,606	4.19%	$ 9,863,458	4.42%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 623,554	0.16%	$ 498,613	0.15%
Money market deposits	1,178,812	0.57%	1,012,603	0.57%
Savings deposits	483,715	0.08%	444,882	0.08%
Time deposits	3,975,160	0.80%	4,278,222	1.00%
Total interest-bearing deposits	$ 6,261,241	0.63%	$ 6,234,320	0.80%
Securities sold under agreements to repurchase	1,030,403	3.86%	1,385,949	4.14%
Other borrowed funds	67,613	0.74%	36,518	0.72%
Long-term debt	171,136	2.17%	171,136	3.04%
Total interest-bearing liabilities	7,530,393	1.11%	7,827,923	1.44%

Non-interest-bearing demand deposits	1,284,579		1,130,830

Total deposits and other borrowed funds	$ 8,814,972		$ 8,958,753

Total average assets	$ 10,471,330		$ 10,608,659
Total average equity	$ 1,576,872		$ 1,563,793

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.
(2) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

CONTACT: Heng W. Chen, (626) 279-3652,